COMMODITIES STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Value

EXCHANGE TRADED FUNDS 3.5%

Total Investments 102.5%

iShares S&P GSCI

(Cost $70,581,973

$

__________

77,333,220

Commodity Indexed

Liabilities in Excess of Other

Trust*†

49,970

$

________

2,635,418

Assets – 2.5%

$

__________

1,916,615

Net Assets – 100.0%

$

75,416,605

Total Exchange Traded Funds

*

Non-Income Producing Security.

(Cost $2,388,426)

________

2,635,418

All or a portion of this security is on loan at December 31,

†

2007.

Face

Structured Notes are leveraged, providing an exposure to

Amount

the underlying benchmark of three times the face amount.

STRUCTURED NOTES 37.1%

The total exposure to the Goldman Sachs Commodity

Credit Suisse, Goldman Sachs

††

Index is $63,856,050 as of December 31, 2007.

Commodity Index Total

Return Linked Notes at 5.34%

due 09/30/2008††

$

11,285,350

15,779,687

Swedish Export Credit Corp.,

Goldman Sachs Commodity

Index Total Return Linked

Notes at 4.59% due

11/14/2008††

7,000,000

7,239,330

Swedish Export Credit Corp.,

Goldman Sachs Commodity

Index Total Return Linked

Notes at 5.06% due

04/21/08††

3,000,000

________

4,984,620

Total Structured Notes

(Cost $21,499,382)

28,003,637

REPURCHASE AGREEMENTS 59.6%

Collateralized by U.S. Treasury

Obligations

Lehman Brothers Holdings,

Inc. issued 12/31/07 at 1.00%

due 01/02/08

44,940,245

44,940,245

Total Repurchase Agreements

(Cost $44,940,245)

44,940,245

SECURITIES LENDING COLLATERAL

2.3%

Investment in Securities Lending

Short Term

Investment Portfolio held by

U.S. Bank

1,753,920

1,753,920

Total Securities Lending

Collateral

(Cost $1,753,920)

1,753,920

1